EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the consolidated financial statements of Hampden Bancorp, MHC and Subsidiary dated August 3, 2006, appearing  in the 424(b)(3) Prospectus, filed November 29, 2006.

Wolf & Company, P.C.

By:	/s/ Wolf & Company, P.C.
Boston, Massachusetts
February 12, 2007